UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): July 30, 2007

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

California	000-1084047	95-4691878
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

911 Ranch Road 620 North, Suite 204
Austin, Texas, 78734
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (512) 266 - 2000

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On July 24, 2007, Innovative Software Technologies, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with AcXess, Inc., its wholly owned subsidiary, (“AcXess”), Thomas Elowson, President of AcXess, (“Elowson”), Raymond Leitz, Chief Technical Officer of AcXess, (“Leitz”), and Helge Solberg, Chief Architect of AcXess, (“Solberg”), (collectively, Elowson, Leitz, and Solberg referred to herein as the “Buyers”) wherein (i) AcXess redeemed shares of its common stock from the Company in return for the issuance of a promissory note to the benefit of the Company (the “Note”) and the signing of a Non-Exclusive License Agreement with the Company, (the “License Agreement”) and (ii) the Buyers exchanged stock of the Company held by them (the “Stock”) in exchange for stock in AcXess and Elowson canceled options for stock in the Company held by him (the “Options”) in exchange for stock in AcXess.  Immediately following the above redemptions and exchanges, the Company will continue to own 984,457 shares, or approximately 21.9% of the outstanding common stock, of AcXess.  The transactions contemplated by the Agreement  are expected to close upon approval of the transactions by the Company’s shareholders.  AcXess has 4,500,000 shares of common stock outstanding.

The Note will be in the principal amount of $1,000,000, have a term of two years, and bear an interest rate of 10% per annum, interest to accrue until maturity.  The Note is subject to a security agreement (the “Security Agreement”) which collateralizes the Note with all assets of AcXess and has an acceleration clause for any material default.  AcXess will redeem 1,000,000 shares of its common stock from the Company with the issuance of the Note.

The License Agreement grants the Company a non-exclusive worldwide right and license under AcXess’s patents and any improvements relating to business continuity software to make, have made, use, sell and otherwise commercialize business continuity solutions, with restricted rights on the part of the Company to grant sublicenses.  In addition, the License Agreement grants the Company “Best Pricing” on AcXess’ current and future products and services.  The License Agreement, like the Note, was granted in consideration of the sale by the Company to AcXess of 1,500,000 shares of AcXess common stock.

In the above-described exchange, the Buyers exchanged 4,477,292 shares of common stock of the Company for 537,275 shares of common stock of AcXess held by the Company.

Elowson received 478,268 shares of common stock of AcXess held by the Company in exchange for the cancellation of his options to purchase 5,978,349 shares of common stock of the Company.  These options were fully vested, had an exercise  price of $0.13 per share and an expiration of August 9, 2016.

Item 9.01                      Financial Statements and Exhibits

Exhibit No.	Description

4.1	Stock Purchase Agreement among Innovative Software Technologies, Inc. and Thomas J. Elowson, Helge Solberg, Raymond Leitz, and AcXess, Inc., dated July 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.

Date: July 30, 2007	By:/s/ Christopher J. Floyd
Name: Christopher J. Floyd
Title: Chief Financial Officer